EXHIBIT 24.2

AVX CORPORATION

POWER OF ATTORNEY

Each of the undersigned directors and officers of AVX Corporation, a Delaware corporation (the "Corporation"), hereby severally constitutes and appoints John S. Gilbertson, Marshall Jackson and Kurt P. Cummings, and each of them, to be his Attorney-in-Fact with full power of substitution to act in his name on his behalf to sign and to file with the Securities and Exchange Commission (1) under the Securities Act of 1933, Registration Statements on Form S-8 (the "Registration Statement"), or other appropriate Forms, and any and all amendments to any such Registration Statement, for shares of the Corporation's Common Stock, $.01 par value, and other interests therein issuable under each of the following employee benefit plans as the same may be amended from time to time, (i) AVX Corporation 1995 Stock Option Plan, (ii) AVX Corporation Non-Employee Directors' Stock Option Plan, (iii) AVX Corporation Retirement Plan, (iv) AVX Corporation Non-qualified Supplemental Retirement Plan, (v) AVX Corporation SERP, (vi) AVX Vancouver Corporation Savings and Stock Bonus Plan, (vii) AVX Corporation 401(K) Plan for Hourly Employees at Myrtle Beach and Conway Plants (viii) AFGWU Local 1028 401(K) Retirement Plan for Employees of AVX Corporation in Raleigh, North Carolina, (ix) ELCO Corporation USA Salaried Employees Retirement Plan, (x) AVX Pension Plan for Bargaining Unit Employees, (xi) AVX Corporation 2004 Stock Option Plan, (xii) AVX Corporation 2004 Non-Employee Director's Stock Option Plan and (2) under the Securities Exchange Act of 1934, the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and 2005 and in each case, to execute and deliver any agreements, instruments, certificates or other documents which such person shall deem necessary or proper in connection with the filing of any such Registration Statement or Annual Report and generally to act for and in the name of the undersigned with respect to any such filing as fully as could the undersigned if then personally present and acting.

IN WITNESS WHERE OF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

/s/ Joseph Stach		May 14, 2004
JOSEPH STACH	Director	Date